Corcept Therapeutics Announces Second Quarter 2013 Financial Results and Corporate Update

MENLO PARK, CA -- (Marketwired - August 08, 2013) - Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic and psychiatric disorders, today reported its financial results for the quarter ended June 30, 2013.

Second Quarter Financial Results

  Recognized GAAP net revenue of $1.9 million. During the quarter we transitioned to a new specialty pharmacy and our prior specialty pharmacy reduced its inventory of Korlym® tablets by (i) purchasing fewer tablets than it dispensed in the quarter, which resulted in $100,000 less revenue than if inventory levels had not changed and (ii) returning the tablets it did not dispense, which reduced revenue by an additional $300,000. Without these reductions, our net revenue would have been $2.3 million on a non-GAAP basis.

  Recorded a GAAP net loss of $11.9 million, or $0.12 per share. After adjusting for significant non-cash expenses, net loss on a non-GAAP basis was $0.10 per share. A reconciliation of non-GAAP net loss to GAAP net loss is included in this press release.

  As of June 30, 2013, we held cash and cash equivalents of $72.2 million.

Recent Operational Highlights

  Continued to enroll patients in our phase 3 study of the use of mifepristone, Korlym's active ingredient, in the treatment of psychotic depression. We expect to perform an interim analysis of data from this study and report results of that analysis in the third quarter of 2014.

  Transitioned our specialty pharmacy and patient services provider to Centric Health Services, Inc., a company that focuses on the needs of orphan drug companies and the patients they serve. Centric became our sole provider of such services beginning July 1, 2013.

  Made Korlym available to patients in countries outside of the United States through a named-patient program with IDIS Limited. A named-patient program provides access to unapproved drugs in a particular country. IDIS's rights are restricted to named-patient programs and will terminate with respect to a particular country upon Korlym's regulatory approval and commercial availability there.

"In the second quarter, we made substantial progress toward our goal of providing Korlym to every Cushing's syndrome patient who might benefit from it," said Joseph K. Belanoff, M.D., Corcept's Chief Executive Officer. "We believe our new specialty pharmacy will provide patients with careful attention and quality service. We're looking forward to working with IDIS to make Korlym available on a named-patient basis worldwide."

Financial Results

For the second quarter of 2013, we recognized net product revenue of $1.9 million after deducting a product return reserve of $300,000 incurred in connection with the company's transition to a new specialty pharmacy, as well as government rebates, chargebacks and other allowances. Cost of sales for the second quarter of 2013 was $23,000. Because we expensed product manufacturing costs incurred prior to FDA approval in February 2012, our cost of sales in the second quarter of 2013 consisted primarily of stability testing and distribution costs.

We reported a net loss of $11.9 million, or $0.12 per share, for the second quarter of 2013, compared to a net loss of $7.6 million, or $0.09 per share, for the same period in 2012.

The net loss for the second quarter of 2013 and the corresponding period in 2012 included significant non-cash stock-based compensation expenses of $1.3 million and $0.9 million, respectively. In addition, we recorded non-cash accreted interest expense related to our capped royalty financing transaction of $1.1 million in the second quarter of 2013. After adjusting for these non-cash expenses, the company's net loss on a non-GAAP basis was $9.5 million, or $0.10 per share, for the second quarter of 2013, compared to $6.7 million, or $0.08 per share, for the same period in 2012. A reconciliation of GAAP net loss to non-GAAP net loss is included below.

Operating expenses for the second quarter of 2013 were $12.7 million, compared to $8.5 million for the second quarter of 2012.

  Selling, general and administrative expenses in the second quarter of 2013 were $8.2 million, compared to $5.8 million for the comparable period in 2012. The increase was primarily due to increased staffing, consultancy, contracted sales force and other professional services costs related to the commercialization of Korlym.

  Research and development expenses in the second quarter of 2013 were $4.5 million, compared to $2.7 million for the comparable period in 2012. The increase was primarily due to increased clinical trials costs, staffing and consultancy to support the expansion of our phase 3 trial of mifepristone for the treatment of psychotic depression and the development of our next-generation selective GR-II antagonists.

Our cash balance as of June 30, 2013 was $72.2 million, as compared to $93.0 million at December 31, 2012, and reflects approximately $20.8 million spent on operations during the first half of 2013.

Conference Call

Corcept will hold a conference call on August 8, 2013, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss this announcement. To participate, dial 1-888-771-4371 in the United States or +1-847-585-4405 internationally approximately ten minutes before the start of the call. The pass code is 35403018.

A replay of the call will be available through August 22, 2013 at 1-888-843-7419 from the United States and +1-630-652-3042 internationally. The pass code is 35403018.

About Cushing's Syndrome

Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20 to 50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome, approximately half of whom are cured by surgery. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Korlym®

Korlym competitively blocks the glucocorticoid receptor type II (GR-II), one of the two receptors to which cortisol normally binds, thereby inhibiting the effects of excess cortisol in Cushing's syndrome patients. In April 2012, Corcept made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness and the FDA has designated it as an Orphan Drug for that indication. Orphan Drug designation is a special status designed to encourage the development of medicines for rare diseases and conditions. Because Korlym is an Orphan Drug, Corcept will have marketing exclusivity for the approved indication in the United States until February 2019.

About Psychotic Depression

Psychotic depression is a serious psychiatric disorder that affects approximately three million people annually in the United States. It is more prevalent than either schizophrenia or bipolar I disorder. The disorder is characterized by severe depression accompanied by delusions, hallucinations or both. People with psychotic depression are approximately 70 times more likely to commit suicide than the general population and often require lengthy and expensive hospital stays. There is no FDA-approved treatment for psychotic depression.

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic and psychiatric disorders. Korlym, a first generation competitive GR-II antagonist, is the company's first FDA-approved medication. The company has a phase 3 trial underway for mifepristone for treatment of the psychotic features of psychotic depression and a portfolio of selective GR-II antagonists that competitively block the effects of cortisol but not progesterone. It owns extensive intellectual property covering the use of GR-II antagonists, including mifepristone, in the treatment of a wide variety of metabolic, psychiatric and other disorders. It also holds composition of matter patents for its selective GR-II antagonists.

Non-GAAP Measures

To supplement Corcept's financial results presented on a GAAP basis, we use non-GAAP measures of net loss that exclude significant non-cash expenses related to stock-based compensation expense and the accretion of interest expense under our capped royalty financing transaction. We also use a non-GAAP measure of net revenue that adds back to GAAP net revenue expenses associated with our specialty pharmacy's elimination of its entire Korlym inventory through reduced purchases from us and the return of product it had not yet sold. We believe that these non-GAAP measures of net revenue and net loss help investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measures of net revenue and net loss we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this news release, other than statements of historical fact, are forward-looking statements. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements include those regarding the pace of Korlym's acceptance by physicians and patients, the pace of enrollment in or the outcome of the company's phase 3 trial of mifepristone for the treatment of psychotic depression, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug Designation, by Corcept's patent portfolio, or by the company's other intellectual property rights, or the cost, pace and success of Corcept's product development efforts, including its ability to advance its next-generation selective GR-II antagonists towards human use. These and other risks are set forth in the company's SEC filings, all of which are available from the company's website (http://www.corcept.com) or from the SEC's website (http://www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this news release.

                      CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                                   June 30,     December 31,
                                                     2013           2012
                                                -------------  -------------
                                                 (Unaudited)       (Note)

ASSETS:
  Cash and cash equivalents                     $      72,220  $      93,032
  Trade receivables, net                                  855            557
  Inventory                                             5,544          4,663
  Other assets                                          1,068            914
                                                -------------  -------------
    Total assets                                $      79,687  $      99,166
                                                =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                              $       3,033  $       3,804
  Deferred revenue                                         37             16
  Long-term obligation                                 33,887         31,680
  Other liabilities                                     2,359          1,889
  Stockholders' equity                                 40,371         61,777
                                                -------------  -------------
    Total liabilities and stockholders' equity  $      79,687  $      99,166
                                                =============  =============

Note: Derived from audited financial statements at that date.

                     CORCEPT THERAPEUTICS INCORPORATED
                     CONDENSED STATEMENTS OF OPERATIONS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------

                                    2013       2012       2013       2012
                                 ---------  ---------  ---------  ---------

Revenues:
  Product sales, net             $   1,891  $     875  $   3,608  $     875

Operating expenses:
  Cost of sales                         23         48         43         48
  Research and development           4,491      2,668      8,748      6,210
  Selling, general and
   administrative                    8,160      5,751     16,544     13,238
                                 ---------  ---------  ---------  ---------
    Total operating expenses        12,674      8,467     25,335     19,496
                                 ---------  ---------  ---------  ---------
Loss from operations               (10,783)    (7,592)   (21,727)   (18,621)

Interest and other expense          (1,114)        (5)    (2,254)        (9)
                                 ---------  ---------  ---------  ---------
    Net loss and comprehensive
     loss                        $ (11,897) $  (7,597) $ (23,981) $ (18,630)
                                 =========  =========  =========  =========

Basic and diluted net loss per
 share                           $   (0.12) $   (0.09) $   (0.24) $   (0.22)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net loss per share     99,814     88,621     99,814     86,521
                                 =========  =========  =========  =========

                     CORCEPT THERAPEUTICS INCORPORATED
                RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------

                                    2013       2012       2013       2012
                                 ---------  ---------  ---------  ---------

GAAP net loss                    $ (11,897) $  (7,597) $ (23,981) $ (18,630)

Significant non-cash expenses:
  Stock-based compensation
    Research and development           157        138        305        256
    Selling, general and
     administrative                  1,108        744      2,270      3,015
                                 ---------  ---------  ---------  ---------
      Total stock-based
       compensation                  1,265        882      2,575      3,271
                                 ---------  ---------  ---------  ---------
  Accretion of interest expense
   related to long-term
   obligation                        1,092         --      2,207         --
                                 ---------  ---------  ---------  ---------
    Non-GAAP net loss            $  (9,540) $  (6,715) $ (19,199) $ (15,359)
                                 =========  =========  =========  =========

GAAP basic and diluted net loss
 per share                       $   (0.12) $   (0.09) $   (0.24) $   (0.22)
                                 =========  =========  =========  =========

Non-GAAP basic and diluted net
 loss per share as adjusted for
 significant non-cash expenses   $   (0.10) $   (0.08) $   (0.19) $   (0.18)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net loss per share     99,814     88,621     99,814     86,521
                                 =========  =========  =========  =========

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com